UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel
972-73-316-3251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Fourth Amendment to Credit Agreement

On April 28, 2025, Playtika Holding Corp. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) with the Securities and Exchange Commission (the “SEC”) disclosing that, on April 23, 2025, it had entered into a Fourth Amendment (the “Fourth Amendment”) to its existing Credit Agreement, dated as of December 10, 2019 (as amended from time to time, the “Credit Agreement”), among the Company, the lenders party thereto from time to time and Bank of America, N.A. (as successor in interest to UBS AG, Stamford Branch and Credit Suisse AG, Cayman Islands Branch), as administrative agent and collateral agent. It was disclosed that the Fourth Amendment, among other things, would extend the maturity of the $550.0 million senior secured revolving credit facility under the Credit Agreement (the “Revolving Credit Facility”) from March 11, 2026 to September 11, 2027, subject to the satisfaction of certain conditions set forth therein (the “Revolver Extension Conditions”). The full text of the Fourth Amendment was attached as Exhibit 10.1 to the Initial Form 8-K and incorporated therein by reference.

The Revolver Extension Conditions include the condition that the Credit Agreement must be filed and registered with the National Development and Reform Commission of the People’s Republic of China (the “NDRC”) unless the NDRC states in writing that such registration is not required. This filing requirement with the NDRC is required of the Company’s controlling shareholder due to the fact that the controlling shareholder is controlled by a citizen of the People’s Republic of China. On December 9, 2025, the Company’s controlling shareholder elected to withdraw its filing of the Credit Agreement with the NDRC The Company intends to work with its controlling shareholder so that it may re-file the Credit Agreement with the NDRC or amend the terms of the Credit Agreement so that registration with the NDRC is not required as a condition to extending maturity of the Revolving Credit Facility. Under the current terms of the Credit Agreement, if the Revolver Extension Conditions are not satisfied, the maturity date of the Revolving Credit Facility will not be extended pursuant to the Fourth Amendment, and the Revolving Credit Facility would therefore terminate on March 11, 2026. As of the date hereof, the Company has no borrowings outstanding under the Revolving Credit Facility.

This Form 8-K should be read in conjunction with the Initial Form 8-K and the Company’s other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.

By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer
Dated as of December 12, 2025